INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer California Tax-Exempt Fund:

We consent to the use of our report dated January 23, 1995 included herein and to the reference to our Firm under the heading "Financial Highlights" in Part A of the registration statement.


                                    /s/ KPMG Peat Marwick LLP
                                    -------------------------
                                    KPMG Peat Marwick LLP

Denver, Colorado
October 24, 1995